UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2022

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
No 119 South Zhaojuesi Road 2nd Floor, Room 1 Chenghua District, Chengdu, Sichuan, China 610047

(Address of Principal Executive Offices) (Zip code)

+86-028-84112941

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement

As disclosed on the current report on Form 8-K on September 19, 2022, on September 16, 2022, Code Chain New Continent Limited (the “Company”) entered into a Share Purchase Agreement (“SPA”) with Shanghai Highlight Media Co., Ltd., a PRC company (“Target”), and all the shareholders of Target (“Target Shareholders”). Pursuant to the SPA, the Company agreed to issue an aggregate of 9,000,000 shares of common stock of the Company (the “Shares”), valued at $1.00 per share, to the Target Shareholders, in exchange for Target Shareholders’ agreement to enter into and to cause Target to enter into certain agreements (“VIE Agreements”) with Makesi IoT Technology (Shanghai) Co., Ltd. (“WFOE”), the Company’s indirectly owned subsidiary, to establish a VIE (variable interest entity) structure (the “Acquisition”). Target and the Target Shareholders do not have other relationship with the Company, its subsidiaries, or any directors or officers or employees of the Company and its subsidiaries other than the Acquisition.

On September 16, 2022, pursuant to the SPA, WFOE entered into a series of VIE Agreements with Target and Target Shareholders.

Material terms of each of the VIE Agreements are described below:

Technical Consultation and Services Agreement.     Pursuant to the technical consultation and services agreement between WFOE and Target dated September 16, 2022, WFOE has the exclusive right to provide consultation services to Target relating to Target’s business, including but not limited to human resources, IT and intellectual properties. WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. WFOE has the right to determine the service fees based on Target’s actual operation on a quarterly basis. This agreement will be effective for 20 years and can be extended by WFOE unilaterally by prior written notice to the other parties. WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to Target. If any party breaches the agreement and fails to cure within 30 days from the written notice from the non-breach party, the non-breach party may (i) terminate the agreement and request the breaching party to compensate the non-breaching party’s loss or (ii) request special performance by the breaching party and the breaching party to compensate the non-breaching party’s loss.

The foregoing description of the technical consultation and services agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the technical consultation and services agreement, which is filed as Exhibit 10.1.

Equity Pledge Agreement.    Under the equity pledge agreement among WFOE, Target and Target Shareholders dated September 16, 2022, Target Shareholders pledged all of their equity interests in Target to WFOE to guarantee Target’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, Target Shareholders will complete the registration of the equity pledge under the agreement with the competent local authority. If Target breaches its obligation under the technical consultation and services agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed or the Target Shareholders cease to be shareholders of Target.

The foregoing description of the equity pledge agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the equity pledge agreement, which is filed as Exhibit 10.2.

Equity Option Agreement.     Under the equity option agreement among WFOE, Target and Target Shareholders dated September 16, 2022, each of Target Shareholders irrevocably granted to WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of his equity interests in Target. Also, WFOE or its designee has the right to acquire any and all of its assets of Target. Without WFOE’s prior written consent, Target’s shareholders cannot transfer their equity interests in Target and Target cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

The foregoing description of the equity option agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the equity option agreement, which is filed as Exhibit 10.3.

Voting Rights Proxy and Financial Support Agreement.     Under the voting rights proxy and financial support agreement among WFOE, Target and Target Shareholders dated September 16, 2022, each Target Shareholder irrevocably appointed WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his equity interests in Target, including but not limited to the power to vote on its behalf on all matters of Target requiring shareholder approval in accordance with the articles of association of Target. The proxy agreement is for a term of 20 years and can be extended by WFOE unilaterally by prior written notice to the other parties.

The foregoing description of the voting rights proxy and financial support agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the voting rights proxy and financial support agreement, which is filed as Exhibit 10.4.

On September 29, 2022. the Shares were issued to the Target Shareholders. The Acquisition was completed.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01, the disclosure set forth in Item 1.01 above regarding the acquisition pursuant to the SPA is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Item 3.02, the disclosure set forth in Item 1.01 above regarding the acquisition pursuant to the SPA is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2022, Mr. Wei Xu tendered his resignation as the Chief Executive Officer, President, Chairman of the Board and a director of Code Chain New Continent Limited (the “Company”), effective October 4, 2022. The resignation of Mr. Wei Xu was not a result of any disagreement with the Company’s operations, policies or procedures.

On October 4, 2022, Mr. Bibo Lin tendered his resignation as the Vice President and a director of the Company, effective October 4, 2022. The resignation of Mr. Bibo Lin was not a result of any disagreement with the Company’s operations, policies or procedures.

On October 4, 2022, approved by the Board of Directors, the Nominating and Corporate Governance Committee and the Compensation Committee, Mr. Hongxiang Yu was appointed as the Chief Executive Officer, President, Chairman of the Board and a director of the Company, effective October 4, 2022, and Ms. Shuang Zhang was appointed as the Vice President and a director of the Company, effective October 4, 2022.

The biographical information of Mr. Hongxiang Yu is set forth below:

Mr. Hongxiang Yu, age 43, co-founded Shanghai Highlight Media Co., Ltd. (“Highlight Media”), a consolidated variable interest entity of the Company, in 2016 and has been its Chairman of the Board since then. Mr. Yu is also the Chairman of the Board of Shanghai Highlight Asset Management Co., Ltd., responsible for asset management and private equity investment. Mr. Yu is also the Vice Chairman of the Board of Tianjing Dragon Film Co., Ltd., engaged in the investment in the film industry in China. From 2006 to 2015, Mr. Yu served as the general manager of Hongrun Foundation Engineering Co., Ltd. and the head of the internal audit department of Hongrun Construction Group Co., Ltd. Mr. Yu received his bachelor’s degree in international trade from University of Portsmouth in the United Kingdom in 2004 master’s degree in international human resource management from University of Portsmouth in the United Kingdom in 2006.

Mr. Hongxiang Yu does not have a family relationship with any director or executive officer of the Company. Mr. Hongxiang Yu has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Hongxiang Yu entered into an employment agreement with the Company and agreed to receive an annual compensation of $50,000, effective October 4, 2022. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.5.

The biographical information of Ms. Shuang Zhang is set forth below:

Ms. Shuang Zhang, age 52, co-founded Highlight Media in 2016 and has been its Chief Executive Officer since 2017. During her tenure as the Chief Executive Officer, Ms. Zhang managed the planning, creation and publication of books about the company history of industry leaders in China, published in top financial publications in China. From 2015 to 2016, Ms. Zhang was the director of public relations at Ctrip, an online travel company in China. From 2004 to 2015, Ms. Zhang was the editor-in-chief of China Business News, responsible for editing, performance, and quality control. Ms. Zhang received her bachelor’s degree in Journalism from Heilongjiang University in China in 1991 and her Master of Business Administration degree from the Antai College of Management and Economics of Shanghai Jiaotong University.

Ms. Shuang Zhang does not have a family relationship with any director or executive officer of the Company. Ms. Shuang Zhang has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Shuang Zhang entered into an employment agreement with the Company and agreed to receive an annual compensation of $30,000, effective October 4, 2022. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.6.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Technical Consultation and Service Agreement, dated September 16, 2022
10.2	Equity Pledge Agreement, dated September 16, 2022
10.3	Equity Option Agreement, dated September 16, 2022
10.4	Voting Rights Proxy and Financial Supporting Agreement, dated September 16, 2022
10.5	Employment agreement between Code Chain New Continent Limited and Hongxiang Yu, dated October 4, 2022
10.6	Employment agreement between Code Chain New Continent Limited and Shuang Zhang, dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: October 5, 2022	By:	/s/ Hongxiang Yu
	Name:	Hongxiang Yu
	Title:	Chief Executive Officer, President and Chairman of the Board

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